October 28, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Filing of Prospectus Supplement Pursuant to Rule 424;
          Registration No. 33-61367

Gentlemen:

Pursuant to the provisions of Rule 424(b)(2) of the Rules and Regulations under the Securities Act of 1933, as amended, we enclose for filing the following copy of the Prospectus Supplement dated October 28, 1998 through November 3, 1998, with respect to the above Registration Statement. In accordance with Rule 424(c), only the Prospectus Supplement is being filed because it will be attached to a form of Prospectus that previously has been filed. The Prospectus Supplement includes a cross reference on the cover thereof to the date of the related Prospectus.

                                         Very truly yours,

                                         F.N.B. CORPORATION

                                         /s/ John D. Waters

                                         John D. Waters
                                         Vice President and
                                         Chief Financial Officer

JDW:bjs
Prospcts.Sup
Enclosures
cc:  David J. Lowe, Esq.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 1, 1997)


                              F.N.B. CORPORATION

                                  $75,000,000
                          SUBORDINATED TERM NOTES DUE
            3, 6, 9, 12, 18, 24, 30, 36, 48, 60, 84 AND 120 MONTHS
                                      AND
                           SUBORDINATED DAILY NOTES

     The following interest rates are applicable to Subordinated Term Notes and Subordinated Daily Notes offered and sold during the period:
                     October 28, 1998 through November 3, 1998.

                                                   ANNUAL
                                                INTEREST RATE
                                                -------------
                    Subordinated Daily
                    Notes:                             5.00%

                    Subordinated Term
                    Notes:
                      3 Month                          5.05%
                      6 Month                          5.10%
                      9 Month                          5.15%
                     12 Month                          5.20%
                     18 Month                          5.25%
                     24 Month                          5.30%
                     30 Month                          5.35%
                     36 Month                          5.40%
                     48 Month                          5.50%
                     60 Month                          5.75%
                     84 Month                          6.25%
                    120 Month                          6.75%